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                                                                   EXHIBIT 10.38

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of August 12, 2002, is by and among CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), the lenders (the "Lenders") party to the Credit Agreement (defined below) and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), as agent (in such capacity, the "Agent") for the Lenders.

                                    Recitals

         A. The Company, the Agent and the Lenders are parties to a Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000, by a Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement dated as of August 10, 2001 and by a Third Amendment to Credit Agreement dated as of February 22, 2002 (as so amended, the "Credit Agreement"), pursuant to which the Lenders provide the Company and certain Co-Borrowers with a revolving mortgage warehousing credit facility.

         B. This Amendment is executed and delivered by the Company, the Agent and each Lender for the purposes of among other things, (a) reflecting that Residential Funding Corporation will be exiting as a Lender party to the Credit Agreement, (b) clarifying that the Company's and CH Funding, LLC's obligations under the CP Facility Documents (defined below) are permitted under certain provisions of the Credit Agreement and (c) reflecting certain other amendments to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I
                                   Definitions

         Section 1.01. Incorporated Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   Article II
                         Amendments to Credit Agreement

         Section 2.01. Amendments to Defined Terms. Section 1.01 of the Credit Agreement is amended by deleting the definitions of "Applicable Margin", "Draw Down Termination Date" and "Nonconforming Mortgage Loan" and by inserting the following definitions therein in the appropriate alphabetical order:

            "Applicable Margin" means, with respect to:

                    (a)   Reference Rate Advances, 0%, and

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                           (b)      Eurodollar Rate Advances, 1.125%

                  "CP Facility Documents" means (a) Loan Agreement dated as of July 9, 2002 among CH Funding, LLC, Atlantic Asset Securitization Corp., Credit Lyonnais New York Branch, as a bank and as administrative agent, the banks party thereto and the Company as servicer, (b) Master Repurchase Agreement dated as of July 9, 2002 between the Company and CH Funding, LLC, (c) Addendum to Master Repurchase Agreement dated as of July 9, 2002 between the Company and CH Funding, LLC, (d) Collateral Agency Agreement dated as of July 9, 2002 between CH Funding, LLC, Credit Lyonnais New York Branch, as administrative agent and U.S. Bank National Association, as collateral agent and (e) any documents or instruments amending or restating any of the forgoing documents in a manner approved in advance in writing by the Agent.

                  "Drawdown Termination Date" means the earlier of August 12, 2003, or the day on which the Notes first become due and payable.

                  "Nonconforming Mortgage Loan" means a Mortgage Loan that (a) is neither a Conforming Mortgage Loan nor a Jumbo Mortgage Loan, (b) generally meets Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) underwriting guidelines for Subprime Mortgage Loans, (c) has a FICO score equal to or in excess of the requirements of the Investor under the applicable Take-Out Commitment for such Mortgage Loan, (d) has a combined loan-to-value ratio of not more than 100%, and
         (e) has a face amount of no more than $100,000, in the case of a Mortgage Loan made pursuant to a home equity line of credit, and no more than $400,000, in the case of any other Mortgage Loan.

         Section 2.02. Amendments Regarding CP Facility Documents. Section 6.02(c) of the Credit Agreement is amended by inserting the clause ", including unsecured Contingent Indebtedness of the Company to CH Funding, LLC under the CP Facility Documents" immediately prior to the semi-colon at the end thereof.
Section 6.02(d) of the Credit Agreement is amended by inserting the clause "(including GAAP Indebtedness and Contingent Obligations of CH Funding, LLC under the CP Facility Documents)" immediately prior to the period at the end thereof. Section 6.04 of the Credit Agreement is amended by inserting the clause "(including sales or transfers of Mortgage Loans by the Company to CH Funding under the CP Facility Documents)" immediately after the clause "ordinary course of their business" as it appears therein. Section 6.05(d) of the Credit Agreement is amended by inserting the clause "(including Investments by the Company in CH Funding, LLC, a Delaware limited liability company)" immediately after the clause "Investment in any Subsidiary" as it appears therein. Section 6.07(c) of the Credit Agreement is amended by inserting the clause "and except by the Company to CH Funding, LLC under the CP Facility Documents" immediately prior to the period at the end thereof.

         Section 2.03. Tangible Net Worth. Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

                  Section 6.13 Tangible Net Worth. As of the end of each calendar month, Company's Consolidated Tangible Net Worth shall not be less than $35,000,000.

         Section 2.04. Schedule of Commitment Amounts. Schedule 5 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

                                  Article III
                                 Exiting Lender

         Section 3.01. Exiting Lender. Upon the Fourth Amendment Effective Date (defined below), the aggregate unpaid principal amount of the Loans made by Residential Funding Corporation ("RFC") under the Credit Agreement, together with all interest, fees and other amounts, if any, payable to RFC under the Credit Agreement as of the Fourth Amendment Effective Date (the "Payoff Amount"), shall be repaid in full from the funds provided by the Company and the proceeds of Loans made by the other Lenders, and the commitments of RFC under the Credit Agreement shall terminate. The Company shall give the Agent notice with respect to such Payoff Amount. The Agent shall distribute to RFC by not later than 5:00 P.M. (Minneapolis time) on the Fourth Amendment Effective Date out of the proceeds of the Loans made for such purpose and from the other funds provided by the Company, the amount required to pay the Payoff Amount in full, whereupon: (a) RFC shall no longer be a party to the Credit Agreement and (b) RFC shall not be deemed to be a "Lender" for any purpose under the Credit Agreement.

                                   Article IV
                              Conditions Precedent

         Section 4.01. Delivery of Documents. This Amendment shall become effective on August 12, 2002 (the "Fourth Amendment Effective Date"), provided the Agent shall have received at least eight (8) counterparts of this Amendment, duly executed by the Company and the Lenders, and the following conditions are satisfied:

                  (a) a new Note payable to Chase, in the amount of such Lender's Commitment Amount after giving effect to this Amendment (the "New Note"), duly executed by the Company;

                  (b) a certificate of the Secretary or Assistant Secretary of the General Partner certifying as to (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment and the New Notes and any and all other documents to be executed and delivered by the Company in connection with this Amendment (collectively, the "Amendment Documents"), (ii) the officers of the General Partner authorized to sign such instruments, and (iii) specimen signatures of the officers so authorized;

                  (c) such other documents as the Agent may reasonably request; and

                  (d) payment of the fees and expenses specified in Section 5.05 to the parties entitled thereto.

The Company, the Agent and Lenders agree and acknowledge that no Upfront Fees shall be payable by the Company in connection with any increase to any Commitment Amounts effected by this Amendment.

                                    Article V
                                     General

         Section 5.01. The Company, the Agent, and each Lender party hereto acknowledge that, as amended hereby, the Credit Agreement and the other Loan Documents remain in full force and effect with respect to the Company and the Lenders, and that each reference to the Credit Agreement or the Loan Documents shall refer to the Credit Agreement, amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company represents and warrants that (i) the execution, delivery and performance of the Amendment Documents is within its organizational powers and has been duly authorized by all necessary organizational action; (ii) the Amendment Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and general principles of equity) and
(iii) no Events of Default or Defaults exist.

         Section 5.02. The Company agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of the Amendment Documents and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Company shall survive any termination of the Credit Agreement.

         Section 5.03. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         Section 5.04. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         Section 5.05. This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

         Section 5.06. This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

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         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                                       CH MORTGAGE COMPANY I, LTD.

                                       By: CH Mortgage Company GP, Inc.,
                                           its General Partner


                                       By: _____________________________________
                                                     Randall C. Present
                                                     President

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Agent and Lender


                                       By: _____________________________________
                                                     Kathleen M. Connor
                                                     Vice President


             [Signature Page to Fourth Amendment to Credit Agreement

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                                       RESIDENTIAL FUNDING CORPORATION


                                       By: /s/ Brian Hilberth
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


             [Signature Page to Fourth Amendment to Credit Agreement

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                                       NATIONAL CITY BANK OF KENTUCKY


                                       By: /s/ Michael A. Johnson
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


             [Signature Page to Fourth Amendment to Credit Agreement

                                       JPMORGAN CHASE BANK


                                       By: /s/ Cynthia E. Crites
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

             [Signature Page to Fourth Amendment to Credit Agreement

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                                       COMERICA BANK


                                       By: /s/ Robert W. Marr
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

             [Signature Page to Fourth Amendment to Credit Agreement

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                                                                    EXHIBIT A TO
                                            FOURTH AMENDMENT TO CREDIT AGREEMENT

                                                                   Schedule 5 to
                                                                Credit Agreement


                    COMMITMENT AMOUNTS AND PERCENTAGE SHARES

                                                   Commitment      Percentage
                                                     Amount          Share
                                                     ------          -----
         U.S. Bank National Association           $ 80,000,000       48.49%
         National City Bank of Kentucky           $ 25,000,000       15.15%
         Comerica Bank                            $ 20,000,000       12.12%
         JPMorgan Chase Bank                      $ 40,000,000       24.24%
                                                  ------------       ------

         Total                                    $165,000,000      100.00%

                                       A-1

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                            RESTATED PROMISSORY NOTE

$40,000,000                                               Minneapolis, Minnesota
                                                                 August 12, 2002

         FOR VALUE RECEIVED, CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), and each "Co-Borrower" from time to time party to the Credit Agreement described below (to the extent provided therein), hereby promise to pay to the order of JPMORGAN CHASE BANK (the "Lender") at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds, the principal sum of FOURTY MILLION AND NO/100 DOLLARS ($40,000,000) or the aggregate unpaid principal amount of all Loans and Swingline Loans made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

         Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of August 13, 1999, between the Company, the "Co-Borrowers" (as defined therein), if any, party thereto, the Lender, the other lenders party thereto and U.S. Bank National Association, as Agent (as the same has been and may hereafter be amended, modified or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement. This note amends and restates, but does not constitute payment upon or a novation of, that certain Promissory Note dated as of February 22, 2002 given by the Company in favor of the Lender in the amount of $30,000,000.

         The Borrowers hereby waive diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

         The Borrowers reserve the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.

         This note is entitled to the benefit of the Pledge and Security Agreement and the other Loan Documents.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

                                       CH MORTGAGE COMPANY I, LTD.

                                       By: CH Mortgage Company GP, Inc.,
                                           its General Partner


                                       By ______________________________________
                                          Its __________________________________

                                        2